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COMMON STOCK                                                     COMMON STOCK

NUMBER                                                          SHARES

ATG                              ATG, INC.



INCORPORATED UNDER THE LAWS             SEE REVERSE FOR STATEMENTS RELATING
OF THE STATE OF CALIFORNIA                    TO RIGHTS, PREFERENCES
                                        PRIVILEGES AND RESTRICTIONS, IF ANY

                                        CUSIP  00206P 10 6

THIS CERTIFIES THAT



IS THE RECORD HOLDER OF

  FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF

                                  ATG INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


       /s/ FRANK Y. CHIU               ATG INC.     /s/ DOREEN M. CHIU
       ----------------------           (SEAL)      ----------------------
       Frank Y. Chiu                                Doreen M. Chiu
       SECRETARY                                    PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER



COUNTERSIGNED AND REGISTERED:
   U.S. STOCK TRANSFER CORPORATION
         TRANSFER AGENT AND REGISTRAR

BY

                AUTHORIZED SIGNATURE